UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2005

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 26, 2005, we amended our Product Purchase Agreement with Sun Microsystems, Inc. and Sun Microsystems International B.V. (collectively, “Sun”), dated May 24, 2002, as amended.  The amendment extends the current term of the Product Purchase Agreement by five years so that it expires on January 1, 2011, and provides for automatic renewals for additional one-year periods unless either party notifies the other of its intent not to renew the Product Purchase Agreement at least 180 days before the expiration of its then-current term.  The amendment also provides for discounts for prompt payment by Sun of amounts due to us and provides an extended repair warranty for repaired or replacement products that we deliver to Sun.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Preston Romm
Preston Romm
Chief Financial Officer, Vice President,
Finance, Secretary and Treasurer

Date: September 26, 2005